Exhibit 99.1
ENERGY TRANSFER PARTNERS REPORTS QUARTERLY RESULTS
FOR THE PERIOD ENDED JUNE 30TH
Dallas — August 10, 2009 — Energy Transfer Partners, L.P. (NYSE:ETP) today reported EBITDA, as adjusted, and net income for the quarter ended June 30, 2009. EBITDA, as adjusted, for the three months ended June 30, 2009 totaled $307.7 million, an increase of $15.7 million over the three months ended June 30, 2008. Net income for the three months ended June 30, 2009 totaled $150.7 million, a decrease of $15.0 million from the three months ended June 30, 2008.
For the six months ended June 30, 2009, EBITDA, as adjusted, totaled $748.5 million, an increase of $16.0 million over the six months ended June 30, 2008. Net income for the six months ended June 30, 2009 totaled $457.9 million, a decrease of $36.1 million from the six months ended June 30, 2008.
ETP also announced that it has filed its quarterly report on Form 10-Q for the three months ended June 30, 2009 with the Securities and Exchange Commission. ETP has posted a copy of this Form 10-Q on its website at www.energytransfer.com. The Partnership has scheduled a conference call for 9:00 a.m. Central Time, Tuesday, August 11, 2009 to discuss the second quarter results. The dial-in number is 1-888-423-3273, participant code: Energy Transfer. The call will be available for replay on the Partnership’s website for a limited time.
EBITDA, as adjusted, is a non-GAAP financial measure used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership’s fundamental business activities and should not be considered in isolation or as a substitute for net income, income from operations, or other measures of cash flow. A table reconciling EBITDA, as adjusted, with appropriate GAAP financial measures is included in the summarized financial information included in this release.
Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP’s natural gas operations include intrastate gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP currently has more than 17,500 miles of pipeline in service and has a 50% interest in joint ventures that have approximately 500 miles of interstate pipeline in service. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
Energy Transfer Equity, L.P. (NYSE:ETE) owns the general partner of Energy Transfer Partners and approximately 62.5 million ETP limited partners units.
The information contained in this press release is available on the Partnership’s website at www.energytransfer.com.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-504-2260 (office)
214-498-9272 (cell)
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ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)
(unaudited)

	June 30,	December 31,
	2009	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$114,229	$91,902
Marketable securities	9,630	5,915
Accounts receivable, net of allowance for doubtful accounts	388,324	591,257
Accounts receivable from related companies	37,330	17,895
Inventories	187,654	272,348
Deposits paid to vendors	51,987	78,237
Exchanges receivable	27,596	45,209
Price risk management assets	4,272	5,423
Prepaid expenses and other current assets	54,306	75,215

Total current assets	875,328	1,183,401

PROPERTY, PLANT AND EQUIPMENT, net	8,613,411	8,296,085
ADVANCES TO AND INVESTMENTS IN AFFILIATES	374,922	10,110
GOODWILL	734,949	743,694
INTANGIBLES AND OTHER ASSETS, net	402,792	394,199

Total assets	$11,001,402	$10,627,489

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)
(unaudited)

	June 30,	December 31,
	2009	2008
LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES:
Accounts payable	$283,380	$381,135
Accounts payable to related companies	7,419	34,547
Exchanges payable	22,793	54,636
Customer advances and deposits	73,031	106,679
Accrued and other current liabilities	273,053	311,988
Price risk management liabilities	1,727	94,978
Interest payable	150,336	106,259
Income taxes payable	4,120	14,538
Deferred income taxes	—	589
Current maturities of long-term debt	44,382	45,198

Total current liabilities	860,241	1,150,547

LONG-TERM DEBT, less current maturities	5,692,651	5,618,549
DEFERRED INCOME TAXES	110,762	100,597
OTHER NON-CURRENT LIABILITIES	14,571	14,727

COMMITMENTS AND CONTINGENCIES

	6,678,225	6,884,420

PARTNERS’ CAPITAL:
General Partner	169,128	161,159
Limited Partners:
Common Unitholders (168,786,459 and 152,102,471 units authorized, issued and outstanding at June 30, 2009 and December 31, 2008, respectively)	4,157,171	3,578,997
Class E Unitholders (8,853,832 units authorized, issued and outstanding — held by subsidiary and reported as treasury units)	—	—
Accumulated other comprehensive income (loss)	(3,122)	2,913

Total partners’ capital	4,323,177	3,743,069

Total liabilities and partners’ capital	$11,001,402	$10,627,489

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit and unit data)
(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2009	2008	2009	2008
REVENUES:
Natural gas operations		$948,233	$2,375,637	$2,060,188	$4,383,484
Retail propane		179,770	249,449	667,677	847,587
Other		23,814	28,390	54,052	61,776

Total revenues		1,151,817	2,653,476	2,781,917	5,292,847

COSTS AND EXPENSES:
Cost of products sold — natural gas operations		542,004	1,952,569	1,274,117	3,529,837
Cost of products sold — retail propane		78,070	163,962	298,292	556,517
Cost of products sold — other		5,919	7,541	12,723	17,436
Operating expenses		176,681	197,143	358,454	376,113
Depreciation and amortization		76,174	62,421	148,777	121,249
Selling, general and administrative		53,749	44,011	109,481	92,380

Total costs and expenses		932,597	2,427,647	2,201,844	4,693,532

OPERATING INCOME		219,220	225,829	580,073	599,315

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized		(100,680)	(68,416)	(182,725)	(123,965)
Equity in earnings (losses) of affiliates		1,673	(169)	2,170	(95)
Gains (losses) on disposal of assets		181	515	(245)	(936)
Gains (losses) on non-hedged interest rate derivatives		36,842	355	50,568	(245)
Allowance for equity funds used during construction		(1,839)	15,660	18,588	25,548
Other, net		(100)	1,942	967	10,291

INCOME BEFORE INCOME TAX EXPENSE		155,297	175,716	469,396	509,913
Income tax expense		4,559	10,042	11,491	15,904

NET INCOME		150,738	165,674	457,905	494,009

GENERAL PARTNER’S INTEREST IN NET INCOME		87,179	78,983	177,469	153,347

LIMITED PARTNERS’ INTEREST IN NET INCOME		$63,559	$86,691	$280,436	$340,662

BASIC NET INCOME PER LIMITED PARTNER UNIT	(1)	$0.38	$0.61	$1.72	$2.39

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING		166,596,074	142,827,051	161,829,139	142,794,658

DILUTED NET INCOME PER LIMITED PARTNER UNIT	(1)	$0.38	$0.60	$1.72	$2.38

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING		167,197,121	143,353,304	162,384,831	143,323,778

(1)	Basic and diluted net income per limited partner unit amounts for the three and six months ended June 30, 2008 have been restated to reflect the retrospective adoption of certain accounting principles on January 1, 2009. See our quarterly report on Form 10-Q for the quarter ended June 30, 2009 for a more detailed discussion.

SUPPLEMENTAL INFORMATION:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
(unaudited)

Net income reconciliation:
Net income	$150,738	$165,674	$457,905	$494,009
Interest expense, net of interest capitalized	100,680	68,416	182,725	123,965
Income tax expense	4,559	10,042	11,491	15,904
Depreciation and amortization	76,174	62,421	148,777	121,249
Non-cash compensation expense	7,682	3,874	14,483	11,960
(Gains) losses on disposal of assets	(181)	(515)	245	936
(Gains) losses on non-hedged interest rate derivatives	(36,842)	(355)	(50,568)	245
Allowance for equity funds used during construction	1,839	(15,660)	(18,588)	(25,548)
Other, net	100	(1,942)	(967)	(10,291)
Proportionate share of joint ventures’ interest, depreciation and allowance for equity funds used during construction	2,953	—	2,953	—

EBITDA, as adjusted (a)	$307,702	$291,955	$748,456	$732,429

(a)	The Partnership has disclosed in this press release EBITDA, as adjusted, which is a non-GAAP financial measure. Management believes EBITDA, as adjusted, provides useful information to investors as a measure of comparison with peer companies, including companies that may have different financing and capital structures. The presentation of EBITDA, as adjusted, also allows investors to view our performance in a manner similar to the methods used by management and provides additional insight to our operating results.
The Partnership defines EBITDA, as adjusted, as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as compensation charges for unit issuances to employees and other expenses. Non-cash compensation expense represents charges for the value of the grants awarded under the Partnership’s compensation plans over the vesting terms of those plans and are charges which do not, or will not, require cash settlement. Non-cash income or loss such as the gain or loss arising from disposal of assets is not included when determining EBITDA, as adjusted.
EBITDA, as adjusted, is used by management to determine our operating performance and, along with other data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation.
There are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss. In addition, our calculation of EBITDA, as adjusted, may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.

REPORTABLE SEGMENTS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Intrastate transportation and storage:
Natural gas MMBtu/d — transported	13,593,471	10,355,466	13,611,768	9,938,323
Natural gas MMBtu/d — sold	812,193	1,582,022	876,506	1,639,467

Revenues (including intersegment)	$493,934	$1,872,245	$1,122,585	$3,353,086
Cost of products sold	233,951	1,614,660	616,565	2,815,132

Gross margin	259,983	257,585	506,020	537,954

Operating expenses	56,918	82,080	110,408	140,695
Depreciation and amortization	25,859	20,022	50,892	36,473
Selling, general and administrative	20,277	19,113	44,076	36,568

Segment operating income	$156,929	$136,370	$300,644	$324,218

Interstate transportation:
Natural gas MMBtu/d — transported	1,683,298	1,768,406	1,715,252	1,693,882
Natural gas MMBtu/d — sold	24,294	13,396	19,695	12,240

Revenues	$70,585	$59,224	$131,934	$114,640
Operating expenses	17,344	14,630	32,709	25,850
Depreciation and amortization	12,837	9,266	23,496	18,566
Selling, general and administrative	8,454	6,837	15,584	12,507

Segment operating income	$31,950	$28,491	$60,145	$57,717

Midstream:
Natural gas MMBtu/d — sold	916,048	1,518,209	1,003,236	1,377,495
NGLs Bbls/d — sold	41,338	28,097	40,781	29,590

Revenues (including intersegment)	$545,768	$1,874,420	$1,177,400	$3,120,184
Cost of products sold	470,108	1,768,161	1,029,284	2,919,131

Gross margin	75,660	106,259	148,116	201,053

Operating expenses	17,011	17,253	34,804	34,131
Depreciation and amortization	17,191	13,489	33,701	27,335
Selling, general and administrative	13,408	10,248	26,422	21,932

Segment operating income	$28,050	$65,269	$53,189	$117,655

Retail propane and other retail propane related:
Retail propane gallons (in thousands)	92,153	97,309	310,633	331,723

Retail propane revenues	$179,770	$249,449	$667,677	$847,587
Other retail propane related revenues	22,502	24,211	50,507	51,788
Retail propane cost of products sold	78,070	163,962	298,292	556,517
Other retail propane related cost of products sold	4,816	4,320	9,699	9,496

Gross margin	119,386	105,378	410,193	333,362

Operating expenses	84,294	82,043	178,470	173,350
Depreciation and amortization	20,174	19,487	40,446	38,573
Selling, general and administrative	10,358	9,371	22,648	20,007

Segment operating income (loss)	$4,560	$(5,523)	$168,629	$101,432

All other	$(1,016)	$(336)	$(1,782)	$(341)

Selling, general and administrative expenses not allocated to segments	$(1,253)	$1,558	$(752)	$(1,366)

Total operating income	$219,220	$225,829	$580,073	$599,315

Other items not allocated by segment:
Interest expense, net of interest capitalized	$(100,680)	$(68,416)	$(182,725)	$(123,965)
Equity in earnings (losses) of affiliates	1,673	(169)	2,170	(95)
Gains (losses) on disposal of assets	181	515	(245)	(936)
Gains (losses) on non-hedged interest rate derivatives	36,842	355	50,568	(245)
Allowance for equity funds used during construction	(1,839)	15,660	18,588	25,548
Other, net	(100)	1,942	967	10,291
Income tax expense	(4,559)	(10,042)	(11,491)	(15,904)

	(68,482)	(60,155)	(122,168)	(105,306)

Net income	$150,738	$165,674	$457,905	$494,009